Exhibit 99.1

GREEN BRICK PARTNERS, INC. REPORTS THIRD QUARTER 2016 RESULTS
Third Quarter Basic EPS of $0.13 and Basic Adjusted EPS of $0.20, up 116.7% and 100.0%;
Third Quarter Pre-Tax Income of $9.9 million, up 111.8%;
Third Quarter Revenue of $91.7 million, up 21.9%;
Backlog of $138.7 million, up 41.1%

PLANO, Texas, November 7, 2016 — Green Brick Partners, Inc. (NASDAQ: GRBK) (“we,” “Green Brick” or the “Company”), today reported results for its third quarter ended September 30, 2016.

Results for the Third Quarter Ended September 30, 2016:

•
Basic net income attributable to Green Brick per common share (“EPS”) for the three months ended September 30, 2016 was $0.13, an increase of 116.7%, compared to $0.06 for the three months ended September 30, 2015. Basic adjusted net income attributable to Green Brick per common share (“Adjusted EPS”) for the three months ended September 30, 2016 was $0.20, an increase of 100.0%, compared to $0.10 for the three months ended September 30, 2015. See “Reconciliation of Non-GAAP Financial Measures.”

•
For the three months ended September 30, 2016, the Company had: pre-tax income of $9.9 million, an increase of 111.8%, compared to $4.7 million for the three months ended September 30, 2015; gross profit of $22.3 million, an increase of 41.6%, compared to $15.7 million for the three months ended September 30, 2015; and revenue of $91.7 million, an increase of 21.9%, compared to $75.2 million for three months ended September 30, 2015.

•
Builder operations revenue for the three months ended September 30, 2016 was $87.8 million, an increase of 27.0%, compared to $69.2 million for the three months ended September 30, 2015. Land development revenue for the three months ended September 30, 2016 was $3.8 million compared to $6.0 million for the three months ended September 30, 2015. The decrease in land development revenue is due to an increase in lot sales to Green Brick’s builders where revenue is not recognized until the house closing.

•
The dollar value of backlog units as of September 30, 2016 was $138.7 million, an increase of 41.1% compared to September 30, 2015. The average sales price of homes in backlog increased $22,116, or 5.3%, to $440,273 for the three months ended September 30, 2016, compared to $418,157 for the three months ended September 30, 2015.

•	Homes under construction increased 22.5% to 665 as of September 30, 2016, compared to 543 as of September 30, 2015.

Results for the Nine Months Ended September 30, 2016:

•
Basic EPS for the nine months ended September 30, 2016 was $0.33, an increase of 13.8%, compared to $0.29 for the nine months ended September 30, 2015. Basic Adjusted EPS for the nine months ended September 30, 2016 was $0.52, an increase of 52.9%, compared to $0.34 for the nine months ended September 30, 2015. See “Reconciliation of Non-GAAP Financial Measures.”

•
For the nine months ended September 30, 2016, the Company had: pre-tax income of $25.3 million, an increase of 51.1%, compared to $16.8 million for the nine months ended September 30, 2015; gross profit of $61.5 million, an increase of 25.2%, compared to $49.1 million for the nine months ended September 30, 2015; and revenue of $260.6 million, an increase of 26.7%, compared to $205.6 million for nine months ended September 30, 2015.

•
Builder operations revenue for the nine months ended September 30, 2016 was $248.2 million, an increase of 38.5%, compared to $179.2 million for the nine months ended September 30, 2015. Land development revenue for the nine months ended September 30, 2016 was $12.4 million compared to $26.4 million for the nine months ended September 30, 2015. The decrease in land development revenue is due to an increase in lot sales to Green Brick’s builders where revenue is not recognized until the house closing.

“I am very pleased with our strong third quarter, with $9.9 million in pre-tax income, a robust backlog and significant year-to-date increases in housing revenue and other metrics,” said James R. Brickman, Green Brick's Chief Executive Officer. “Especially encouraging has been the improvement to our homebuilding gross margin percentage. Many of our peers have experienced declining margins, but because of our superior lot position, strong markets and unique structure, our adjusted gross margin percentage rose to 24.5% in the third quarter of 2016.”

Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter ended September 30, 2016 at 12:00 p.m. Eastern Time on Tuesday, November 8, 2016. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 2626394. A replay of the call will be available from approximately 3:00 p.m. Eastern Time on November 8, 2016 through 11:59 p.m. Eastern Time on November 15, 2016. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 2626394.

Reclassifications:
Depreciation of model home furnishings for the three and nine months ended September 30, 2015 has been reclassified from depreciation and amortization expense in the consolidated statements of income to cost of residential units to conform to the current year presentation.

Reconciliation of Non-GAAP Financial Measures:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

On July 1, 2015, the Company completed an underwritten public offering of 17,000,000 shares of its common stock at a price to the public of $10.00 per share and granted to the underwriters a 30-day option to purchase up to an aggregate of 841,500 additional shares of common stock to cover over-allotments (the “Equity Offering”). On July 23, 2015, the underwriters exercised the option and purchased 444,897 additional shares. Due to the effects of the Equity Offering, the weighted average shares outstanding for the three months ended September 30, 2015 is indicative of the Company’s future weighted average shares outstanding, however the weighted average shares outstanding for the nine months ended September 30, 2015 is not.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Sale of residential units	$87,827	$69,165	$248,187	$179,195
Sale of land and lots	3,843	6,033	12,377	26,442
Total revenues	91,670	75,198	260,564	205,637
Cost of residential units	66,737	55,263	190,665	137,431
Cost of land and lots	2,676	4,217	8,389	19,095
Total cost of sales	69,413	59,480	199,054	156,526
Total gross profit	22,257	15,718	61,510	49,111
Salary expense	(6,587)	(5,062)	(19,506)	(14,571)
Selling, general and administrative expense	(4,334)	(3,385)	(12,792)	(9,700)
Operating profit	11,336	7,271	29,212	24,840
Interest expense	—	—	—	(281)
Depreciation and amortization expense	(78)	(531)	(199)	(873)
Interest on direct financing leases income	—	—	—	13
Other income, net	564	402	2,400	1,008
Income before provision for income taxes	11,822	7,142	31,413	24,707
Income tax provision	3,657	1,856	9,340	6,229
Net income	8,165	5,286	22,073	18,478
Less: net income attributable to noncontrolling interests	1,922	2,460	5,993	7,846
Net income attributable to Green Brick Partners, Inc.	$6,243	$2,826	$16,080	$10,632

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.13	$0.06	$0.33	$0.29
Diluted	$0.13	$0.06	$0.33	$0.29
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	48,899	48,495	48,868	37,125
Diluted	48,907	48,595	48,871	37,161

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
New Homes Delivered and Home Sales Revenue	2016	2015	Change	%	2016	2015	Change	%
New homes delivered	196	154	42	27.3%	569	461	108	23.4%
Home sales revenue ($ in thousands)	$87,827	$69,165	$18,662	27.0%	$248,187	$179,195	$68,992	38.5%
Average sales price of home delivered	$448,097	$449,123	$(1,026)	(0.2)%	$436,181	$388,709	$47,472	12.2%

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
Land and Lots Sales Revenue	2016	2015	Change	%	2016	2015	Change	%
Land and lots sold	28	54	(26)	(48.1)%	95	239	(144)	(60.3)%
Land and lots sales revenue ($ in thousands)	$3,843	$6,033	$(2,190)	(36.3)%	$12,377	$26,442	$(14,065)	(53.2)%
Average sales price of land and lots sold	$137,259	$111,716	$25,543	22.9%	$130,284	$110,635	$19,649	17.8%

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
New Home Orders & Backlog	2016	2015	Change	%	2016	2015	Change	%
Net new home orders	204	140	64	45.7%	683	487	196	40.2%
Average selling communities	49	43	6	14.0%	47	41	6	14.6%
Selling communities at end of period	49	42	7	16.7%	49	42	7	16.7%
Backlog ($ in thousands)	$138,686	$98,267	$40,419	41.1%
Backlog (units)	315	235	80	34.0%
Average sales price of backlog	$440,273	$418,157	$22,116	5.3%

The following table calculates the non-GAAP measure of Adjusted EPS for the three and nine months ended September 30, 2016 and September 30, 2015 and reconciles these amounts to net income attributable to Green Brick, as reported and prepared in accordance with GAAP. Adjusted EPS for the three and nine months ended September 30, 2016 and September 30, 2015 means pre-tax income for the period presented divided by the weighted average number of common shares outstanding for the three and nine months ended September 30, 2016. Pre-tax income represents net income attributable to Green Brick for the period excluding provision for income taxes attributable to Green Brick.

(In thousands, except per share amounts):	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Basic Adjusted EPS
Net income attributable to Green Brick —basic	$6,243	$2,826	$16,080	$10,632
Income tax provision attributable to Green Brick	$3,624	$1,832	$9,260	$6,143
Pre-tax income	$9,867	$4,658	$25,340	$16,775
Adjusted weighted-average number of shares outstanding —basic	48,899	48,899	48,868	48,868
Basic Adjusted EPS	$0.20	$0.10	$0.52	$0.34
Diluted Adjusted EPS
Net income attributable to Green Brick —diluted	$6,243	$2,826	$16,080	$10,632
Income tax provision attributable to Green Brick	$3,624	$1,832	$9,260	$6,143
Pre-tax income	$9,867	$4,658	$25,340	$16,775
Adjusted weighted-average number of shares outstanding —diluted	48,907	48,907	48,871	48,871
Diluted Adjusted EPS	$0.20	$0.10	$0.52	$0.34

The following table calculates the non-GAAP measure of Adjusted Homebuilding Gross Margin for the three and nine months ended September 30, 2016 and September 30, 2015 and reconciles these amounts to homebuilding gross margin, as reported and prepared in accordance with GAAP.

(In thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Homebuilding gross margin	$21,090	$13,902	$57,522	$41,764
Add back: capitalized interest charged to cost of sales	$426	$1,389	$2,051	$2,315
Adjusted Homebuilding Gross Margin	$21,516	$15,291	$59,573	$44,079

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (NASDAQ: GRBK) is a uniquely structured company that combines residential land development and homebuilding. The Company acquires and develops land, provides land and construction financing to its controlled builders and participates in the profits of its controlled builders. The Company owns a controlling interest in four homebuilding companies in Dallas, Texas (CB JENI Homes DFW LLC, Normandy Homes (a division of CB JENI), Southgate Homes DFW LLC, and Centre Living Homes, LLC), as well as a leading homebuilder in Atlanta, Georgia (The Providence Group of Georgia, L.L.C.). The Company is engaged in all aspects of the homebuilding process, including land acquisition and the development, entitlements, design, construction, marketing and sales and the creation of brand images at its residential neighborhoods and master planned communities. For more information about Green Brick Partners, Inc.’s homebuilding partners go to www.greenbrickpartners.com/building-partners.html.

Forward-Looking and Cautionary Statements
Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; demand for real estate investments in the geographic markets in which we operate; significant inflation or deflation; labor and raw material shortages; the failure to recruit, retain and develop highly skilled and competent employees; an inability to acquire land suitable for residential homebuilding at reasonable prices; an inability to develop and sell communities successfully or within expected timeframes; risks related to regulatory approvals and government regulation; the interpretation of or changes to tax, labor and environmental laws and regulations; volatility of mortgage interest rates; the unavailability of mortgage financing; the occurrence of severe weather or natural disasters; risks related to future growth through strategic investments, joint ventures, partnerships and/or acquisitions; the inability to obtain suitable bonding for the development of housing projects; difficulty in obtaining sufficient capital; the occurrence of a major health and safety incident; poor relations with the residents of our communities; information technology failures and data security breaches; product liability claims, litigation and warranty claims; our debt and related service obligations; required accounting changes; an inability to maintain effective internal control over financial reporting; and other risks and uncertainties inherent in our business. Additional factors that could cause actual results to differ from those anticipated are discussed in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755